                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [x]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [x] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                        AMERICAN BIO MEDICA CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                         AMERICAN BIO MEDICA CORPORATION
                                 122 SMITH ROAD
                           KINDERHOOK, NEW YORK 12106
                                  800-227-1243

                                                                 August 16, 2000

Dear Fellow Shareholder:

         The Fiscal 2001 Annual Shareholders' Meeting of American Bio Medica Corporation will be held at 10:00 a.m. on Wednesday, September 20, 2000, at Herbert's at Birch Hill located at One Celebration Way, Schodack, New York (the "Annual Meeting"). Enclosed you will find a Notice of Annual Meeting, Proxy Statement and proxy, detailing the matters which will be acted upon. Directors and executive officers of the Company will be present to help host the Annual Meeting and to respond to any questions from our shareholders. I hope you will be able to attend.

         Please sign, date and return the enclosed proxy without delay in the enclosed envelope. If you attend the Annual Meeting, you may vote in person even if you have previously mailed a proxy by withdrawing your proxy at the Annual Meeting. Any shareholder giving a proxy may revoke such proxy at any time prior to the voting of such proxy by giving written notice of revocation to the Secretary of the Company, by submitting a later dated proxy or by attending the Annual Meeting and voting in person. The Company's Annual Report on Form 10-KSB (including audited financial statements) for the fiscal year ended April 30, 2000 accompanies this Proxy Statement. The Annual Report is not a part of the proxy soliciting material. All shares represented by proxies will be voted at the Annual Meeting in accordance with the specifications marked thereon, or if no specifications are made, (a) as to Proposal 1, the proxy confers authority to vote "For" all of the six persons listed as nominees for the Board of Directors;
(b) as to Proposals 2 through 5, the proxy confers authority to vote "Against" the shareholder proposals; and (c) as to any other business which comes before the Annual Meeting or any adjournments thereof, the proxy confers upon the proxy holders authority to vote in their discretion.

         The Company's Board of Directors believes that a vote in favor of the election of each nominee for the Board of Directors and a vote against Proposals 2 through 5, the shareholder proposals, are in the best interests of the Company and its shareholders and unanimously recommends a vote "FOR" all nominees and "AGAINST" Proposals 2 through 5. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed proxy promptly.

         Thank you for your investment and continued interest in American Bio Medica Corporation.

                                         Sincerely,


                                         /s/ Stan Cipkowski
                                         -------------------------------------
                                         Stan Cipkowski,
                                         Chairman of the Board of Directors,
                                         President and Chief Executive Officer

                         AMERICAN BIO MEDICA CORPORATION


                              NOTICE OF FISCAL 2001
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 20, 2000




TO THE SHAREHOLDERS OF AMERICAN BIO MEDICA CORPORATION:

     NOTICE is hereby given that the Fiscal 2001 Annual Meeting of Shareholders (the "Annual Meeting") of American Bio Medica Corporation (the "Company") will be held at 10:00 A.M. on Wednesday, September 20, 2000 at Herbert's at Birch Hill located at One Celebration Way, Schodack, New York, for the following purposes:

     1. To elect six directors to serve until the Fiscal 2002 Annual Meeting and until their successors are elected;

     2. To act upon a proposal submitted by a Company shareholder with respect to loans by the Company to officers, directors and employees, if such proposal is properly presented at the Annual Meeting;

     3. To act upon a proposal submitted by a Company shareholder with respect to corporate investments by the Company, if such proposal is properly presented at the Annual Meeting;

     4. To act upon a proposal submitted by a Company shareholder with respect to the Company's ability to issue preferred stock, if such proposal is properly presented at the Annual Meeting;

     5. To act upon a proposal submitted by a Company shareholder with respect to the Company's stock option plans, if such proposal is properly presented at the Annual Meeting; and

     6. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only shareholders of record at the close of business on August 16, 2000 are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

     Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding matters proposed to be acted upon at the Annual Meeting.

     TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT IN THE RETURN ENVELOPE PROVIDED. YOUR PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS EXERCISE.


                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          /s/ Edmund Jaskiewicz
                                          -------------------------------------
                                          Edmund Jaskiewicz,
                                          Secretary to the Board of Directors


August 16, 2000

                                 PROXY STATEMENT
                                       FOR
                   FISCAL 2001 ANNUAL MEETING OF SHAREHOLDERS

                         AMERICAN BIO MEDICA CORPORATION
                                 122 SMITH ROAD
                           KINDERHOOK, NEW YORK 12106


         Solicitation of the enclosed proxy is made by and on behalf of the Board of Directors (the "Board of Directors") of American Bio Medica Corporation (the "Company") to be used at the Fiscal 2001 Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 A.M. on Wednesday, September 20, 2000, at Herbert's at Birch Hill located at One Celebration Way, Schodack, New York and at any adjournments thereof. The Company intends to mail this Proxy Statement and the accompanying proxy on or about September 10, 2000.

         All properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with any instructions thereupon. Any person signing and mailing the enclosed proxy may, nevertheless, revoke the proxy at any time prior to the actual voting thereof by attending the Annual Meeting and voting in person, by providing written notice of revocation of the proxy or by submitting a signed proxy bearing a later date. Any written notice of revocation should be sent to the attention of the Secretary of the Board of Directors at the Company's address.

         A copy of the Company's Annual Report on Form 10-KSB (including audited financial statements) for the fiscal year ended April 30, 2000 is enclosed with these materials, but should not be considered proxy solicitation material.

         Shareholder nominations for directors and shareholder proposals for the Fiscal 2002 Annual Meeting should be sent to the Company in writing on or before May 14, 2002. The Company has received four shareholder proposals for the Annual Meeting.

         The Company has fixed the close of business on August 16, 2000 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the record date, the Company had one class of voting shares outstanding - common shares, $.01 par value per share ("Common Shares"). As of August 16, 2000, there were 18,045,548 outstanding Common Shares. Each Common Share is entitled to one vote on each matter to be voted on at the Annual Meeting. The holders of a majority of Common Shares entitled to vote and represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. In general, Common Shares represented by a properly signed and returned proxy will be counted as Common Shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a proxy returned by a broker because voting instructions have not been received and the broker has no discretionary authority to vote). Holders of Common Shares are not entitled to cumulative voting rights.

         Each of Proposals 2 through 5 in this Proxy Statement will be approved if it receives a majority of the votes present, either in person or by proxy, at the Annual Meeting. Proposal 1, the election of directors, is somewhat different: the six nominees who receive the most votes will be elected to the six available memberships on the Board. If you return a signed proxy form or attend the Annual Meeting but choose to abstain from voting on any proposal, you will be considered present at the Annual Meeting and not voting in favor of the proposal. Since most proposals pass only if they receive favorable votes from a majority of votes present at the Annual Meeting, the fact that you are abstaining and not voting in favor of a proposal will have the same effect as if you had voted against the proposal. (In contrast, a "broker non-vote," where a broker withholds authority to cast a vote as to a certain proposal, is deemed not present at the Annual Meeting with regard to that proposal.)


                             SOLICITATION OF PROXIES

         The cost of the soliciting of proxies on behalf of the Board of Directors will be borne by the Company. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation, by telephone, other electronic means or in person. Arrangements may also be made with brokerage firms or other custodians, nominees or fiduciaries for the forwarding of soliciting material to the beneficial owners of Common Shares of the Company held of record by such persons; and the Company will reimburse such respective brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith. ADP has been retained to assist in soliciting proxies at a fee of $4,600 plus distribution costs and other costs and expenses.


                        SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

         As of August 16, 2000, there were 18,045,548 Common Shares outstanding and entitled to vote at the Annual Meeting. Each Common Share is entitled to one vote on each of the matters to be voted on at the Annual Meeting. The following table sets forth, as of August 16, 2000, the beneficial ownership of the Company's Common Shares by (i) each nominee for director, (ii) each of the executive officers named in the Summary Compensation Table; (iii) all directors and executive officers of the Company as a group; and (iv) each shareholder, known to management of the Company, to beneficially own more than five percent of the outstanding Common Shares.

                                                 Number of
Beneficial Owner                               Common Shares    Percent of Total
----------------                               -------------    ----------------

Stan Cipkowski                                 2,693,000  (1)         14.6%
122 Smith Road
Kinderhook, New York 12106

Edmund Jaskiewicz                              2,148,155  (2)         11.8%
1730 M Street, NW
Washington, DC  20036

Jay Bendis                                       774,999  (3)          4.2%

John F. Murray                                   221,666  (4)          1.2%

Douglas Casterlin                                289,500  (5)          1.6%

Robert Aromando                                        0               *

Gerald Moore                                      20,000  (6)          *

Denis O'Donnell, M.D.                                  0  (7)          *

Seaside Partners, L.P.                         1,408,450               7.8%
623 Ocean Avenue
Sea Girt, New Jersey

Directors  and  executive  officers as a
group  (8 persons)                             6,147,320  (8)         32.0%

--------------------------------
*    Less than one percent (1%).

(1) Includes 363,500 Common Shares subject to stock options exercisable within 60 days of July 12, 2000.
(2) Includes 161,500 Common Shares subject to stock options exercisable within 60 days of July 12, 2000.
(3) Includes 219,000 Common Shares subject to stock options exercisable within 60 days of July 12, 2000.
(4) Includes 221,666 Common Shares subject to stock options exercisable within 60 days of July 12, 2000.
(5) Includes 175,000 Common Shares subject to stock options exercisable within 60 days of July 12, 2000.
(6) Includes 20,000 Common Shares subject to stock options exercisable within 60 days of July 12, 2000.
(7) Dr. O'Donnell may be deemed to indirectly beneficially own 1,408,450 Common Shares because he is a member of Seaside Advisors, LLC which is the general partner of Seaside Partners, L.P. Dr. O'Donnell specifically disclaims beneficial ownership of these securities.
(8) Includes an aggregate of 1,160,666 Common Shares subject to stock options exercisable within 60 days of July 12, 2000. Does not include the 1,408,450 Common Shares beneficially owned by Seaside Partners, L.P. which Dr. O'Donnell may be deemed to indirectly beneficially own.

                           SUMMARY COMPENSATION TABLE


                                  Annual Compensation          Long-Term Compensation
                                  -------------------          ----------------------
                                                                       Awards
                                                                       ------
                                                           Restricted        Securities
Name and Principal Position     Year   Salary     Bonus   Stock Awards   Underlying Options
---------------------------     ----   ------     -----   ------------   ------------------
Stan Cipkowski                  2000   $96,000   $77,010   $        0          100,000
  Chairman, President           1999    96,000    64,992            0                0
  And Chief Executive Officer   1998    97,231    23,080            0                0

Jay Bendis                      2000   $84,000   $77,010            0          100,000
  Vice-President Sales          1999    84,000    64,992            0                0
  And Marketing                 1998    85,077    23,080    2,356,000                0

Douglas Casterlin               2000   $84,000   $67,010            0          100,000
  Vice-President Operations     1999    84,000    54,992            0                0
                                1998    73,807    11,540      540,000                0



                        OPTION GRANTS IN LAST FISCAL YEAR


                                                                                   POTENTIAL REALIZABLE VALUE AT
                                                                                        ASSUME ANNUAL RATES
                                                                                           OF STOCK PRICE
                          INDIVIDUAL GRANTS                                       APPRECIATION FOR OPTION TERM(1)
                          -----------------                                       -------------------------------
                                     PERCENTAGE OF
                      NUMBER OF      TOTAL OPTIONS
                      SECURITIES       GRANTED TO     EXERCISE
                      UNDERLYING      EMPLOYEES IN      PRICE      EXPIRATION
   NAME            OPTIONS GRANTED   FISCAL YEAR(2)   ($/SHARE)      DATE(3)           5%                10%
   ----            ---------------   --------------   ---------      -------           --                ---
Stan Cipkowski          100,000          6.8 %          $2.50       11-22-09       $  27,000         $ 212,000
Jay Bendis              100,000          6.8 %          $2.50       11-22-09       $  27,000         $ 212,000
Douglas Casterlin       100,000          6.8 %          $2.50       11-22-09       $  27,000         $ 212,000

------------------------------

(1) Potential realizable value is based on an assumption that the price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price performance.

(2) The Company granted options representing 1,473,250 shares to employees in fiscal 2000.

(3)  The options become exercisable in 25% increments on November 22, 1999.

                      AGGREGATED OPTIONS EXERCISES IN LAST
                  FISCAL YEAR AND FISCAL YEAR END OPTION VALUES


                                                                                        Value of Unexercised
                                                         Number of Unexercised         In-The-Money Options at
                                                      Options at Fiscal Year-End           Fiscal Year-End
                                                      --------------------------           ---------------
                          Shares
                        Acquired on       Value
     Name                Exercise       Realized      Exercisable   Unexercisable    Exercisable     Unexercisable
     ----                --------       --------      -----------   -------------    -----------     -------------
Stan Cipkowski               0            $  0          363,500        75,000           $  0             $  0
Jay Bendis                   0               0          219,000        75,000              0                0
Douglas Casterlin            0               0          175,000        75,000              0                0


                            COMPENSATION OF DIRECTORS

         Directors who are not employees or officers of the Company ("Outside Directors") are granted an option to purchase 10,000 Common Shares at the time of election and are granted an additional option to purchase 10,000 Common Shares annually on the date of the Company's Annual Meeting of Shareholders. Outside Directors are also granted an option to purchase 2,000 Common Shares for service on the Audit Committee or the Compensation Committee annually on the date of the Company's Annual Meeting of Shareholders. Outside Directors who serve on both committees are granted an option to purchase 4,000 Common Shares annually. Outside Directors receive a fee of $1,000 for attending meetings of the Board, and are reimbursed for out-of-pocket expenses incurred in attending such meetings.


              BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

         The compensation of the Company's executive officers and key managers ("executives") is reviewed and approved annually by the Board of Directors. The Board of Directors has established a Compensation/Option Committee. In addition to reviewing and approving executives' salaries and bonus arrangements, the Board of Directors establishes policies and guidelines for other benefits and administers the awards of stock options pursuant to the Company's stock option plans.


                      COMPENSATION POLICIES AND PROCEDURES
                    APPLICABLE TO EXECUTIVES FOR FISCAL 2000

         General. Compensation of the Company's executives is intended to attract, retain and reward persons who are essential to the corporate enterprise. The fundamental policy of the Company's executive compensation program is to offer competitive compensation to executives that appropriately rewards the individual executive's contribution to corporate performance. The Board of Directors utilizes subjective criteria for evaluation of individual performance and relies substantially on the executives in doing so. The Board focuses on two primary components of the Company's executive compensation program, each of which is intended to reflect individual and corporate performance: base salary compensation and long-term incentive compensation. The Company also paid cash incentive bonuses during fiscal 2000.

         Cash Compensation. Executives' base salaries are determined primarily by reference to compensation packages for similarly situated executives of companies of similar size or in comparable lines of business with which the Company expects to compete for executive talent and with reference to the revenues, gross profits and other financial criteria of the Company. The Board also assesses subjective qualitative factors to discern a particular executive's relative value to the corporate enterprise in establishing base salaries. During fiscal 2000, the salaries of the two named executive officers other than the Chairman and Chief Executive Officer (the "Other Executive Officers") were established in their employment agreements. The bonuses paid to the Other Executive Officers were established in their employment agreements at a specified percentage of net sales.

         Long-Term Incentive Compensation. It is the Board's philosophy that significant stock ownership by management creates a powerful incentive for executives to build long-term shareholder value. Accordingly, the Board believes that an integral component of executive compensation is the award of equity-based compensation, which is intended to align executives' long-term interests with those of the Company's shareholders. Awards of stock options to executives have historically been at then-current market prices. The Board believes that option grants should be considered on an annual basis.

         The Company's Fiscal 1997, 1998, and 2000 Nonstatutory Stock Option Plans (the "Option Plans") authorizes the Board or the Compensation/Option Committee to grant nonstatutory stock options to employees of the Company. The Committee will determine the prices and terms at which such options are granted. The Committee uses stock options as a significant element of the compensation package of executives, because it believes options provide an incentive to executives to maximize stockholder value and because they compensate executives only to the extent that the Company's shareholders receive a return on their investment. In determining the total number of Common Shares to be covered by option grants to executives in a given year, the Committee will take into account the number of outstanding Common Shares, the number of Common Shares reserved for issuance under the Company's Option Plans, recommendations of management concerning option grants to employees below executive level, and the Company's projected hiring needs for the coming year. In making individual stock option grants to executives, the Committee will consider the same factors considered in the determination of base salary levels, as well as the stock and option holdings of each executive and the remaining vesting schedule of such executive's options.

         Compensation of the CEO. In reviewing and approving Mr. Cipkowski's fiscal 2000 compensation, the Board of Directors considered the same criteria detailed herein with respect to executives in general. Mr. Cipkowski's base salary for fiscal 2000 was established in his employment agreement at $96,000 which is below the midpoint of base compensation for CEOs of comparable companies. This amount represented no change over the base salary received by Mr. Cipkowski in fiscal 1999. The bonus paid to Mr. Cipkowski in fiscal 2000 was also established in his employment agreement at 2% of net sales.


                      COMMITTEES OF THE BOARD OF DIRECTORS

         Audit Committee. This Committee makes recommendations to the Board of Directors with respect to the Company's financial statements and the appointment of independent auditors, reviews significant audit and accounting policies and practices, meets with the Company's independent public accountants concerning, among other things, the scope of audits and reports, and reviews the performance of the overall accounting and financial controls of the Company. The Audit Committee met four times in fiscal 2000. Members of the Audit Committee are Gerald Moore, Robert Aromando, and Dr. Denis O'Donnell.

         Compensation/Option Committee. This Committee makes recommendations to the Board of Directors relating to salaries, bonuses and other compensation and benefits of executive officers, reviews and advises management regarding benefits and other terms and conditions of compensation of management and administers the Company's stock option plans. The Compensation/Option Committee met four times in fiscal 2000. Members of the Compensation/Option Committee are Gerald Moore, Robert Aromando, and Dr. Denis O'Donnell.

         The Board of Directors does not have a standing nominating committee. Nominations for election to the Board of Directors may be made by the Board of Directors, or by any shareholder entitled to vote for the election of directors. Nominations made by shareholders must be made by written notice received by the Secretary of the Company by May 14th of the year preceding the annual meeting.

         Special meetings are held from time to time to consider matters for which approval of the Board of Directors is desirable or is required by law. Four meetings of the Board of Directors were held during fiscal 2000. The Audit Committee and the Compensation Committee met four times each. All of the Directors attended 100% of the meetings of the Board of Directors and the committees on which they served.


                                PERFORMANCE GRAPH



         The following graph compares the cumulative total return for the periods indicated for each of (a) the Company Common Shares, (b) the Standard & Poors 500 Stock Index (the "S&P 500") and (c) the NASDAQ Medical Device Index.

                              [PERFORMANCE GRAPH]


                                   12/26/96   04/30/97   04/30/98   04/30/99   04/30/00
S&P 500                            $ 100.00   $ 106.74   $ 150.95   $ 183.81   $ 202.98
Nasdaq Medical Device Index        $ 100.00   $  91.69   $ 126.95   $ 148.70   $ 168.77
American Bio Medica Corporation    $ 100.00   $  98.39   $ 103.23   $  48.39   $  40.34


Registration of the Company's Common Shares under Section 12 of the Securities Exchange Act of 1934 (the "1934 Act") became effective on December 26, 1996.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

         The Directors elected at the Annual Meeting will serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. The Board of Directors of the Company has nominated Stan Cipkowski, Edmund Jaskiewicz, Jay Bendis, Robert Aromando, Gerald Moore, and Dr. Denis O'Donnell.

         STAN CIPKOWSKI (52) founded the predecessor of the Company in 1982 and has been an executive officer and Director of the Company since its incorporation in April 1986. From 1982 to 1986, he was sole proprietor of American Micro Media, the predecessor, which was acquired by the Company. In addition, from 1983 to 1987, Mr. Cipkowski was a general partner of Florida Micro Media, a Fort Lauderdale-based marketer of educational software and was a principal shareholder and Chief Financial Officer of Southeast Communications Group, Inc., a publisher of direct response media. In 1982, he became a consultant to Dialogue Systems, Inc., a New York-based developer of training and communications materials, where he served as Vice-President of Sales and Marketing. From 1977 to 1982, he was employed by Prentice-Hall Publishing Company, reaching the position of National Sales Manager. Prior to 1977 he was employed as an accountant for the New Seabury Corporation and as Mid-West Area Manager for the Howard Johnson Company.

         EDMUND JASKIEWICZ (77) is a lawyer-engineer. He has practiced international patent and corporate law as a sole practitioner since 1963 and served as Chairman of the Board of Directors from 1992 until 1999. He currently serves as Secretary of the Company. From 1953 to 1963, Mr. Jaskiewicz was associated with Toulmin and Toulmin, Esqs., Washington, D.C. From 1960 to 1962, he resided in Frankfurt, Germany managing that firm's local office. From 1952 to 1953 he was with the Patent Section of the Bureau of Ordinance of the Department of the Navy working on patent infringement and licensing matters. He received his J.D. in 1952 from George Washington University Law School and his B.S. in Engineering from the University of Connecticut in 1947.

         JAY BENDIS (53) has been Vice-President of Sales and Marketing and a Director of the Company since 1995. He was an independent consultant to biomedical companies from 1990 to 1995, specializing in commercializing new concept products in both domestic and international markets. From 1990 to 1992, he was a principal of and served as Vice-President of Sales and Marketing for Scientific Imaging Instruments. From 1985 to 1990, Mr. Bendis served as National Sales Manager of the XANAR Laser Corp., a division of Johnson & Johnson, where he directed its national sales force and developed its marketing strategy for integrating high power lasers into the hospital market. From 1979 to 1984, he was the Eastern Area Sales and Marketing Manager for the IVAC Corp., a division of Eli Lilly. Prior to 1979, Mr. Bendis held sales management positions with Xerox Corporation and A.M. International. Mr. Bendis earned his B.A. in Marketing/Management from Kent State University and is currently a member of the Edison BioTechnology Center Advisory Council for the State of Ohio.

         ROBERT AROMANDO (44) has been a Director of the Company since May 2000. Mr. Aromando is currently the Director of Global Marketing of Covance, Inc., a global clinical research organization. He has over 20 years experience in sales and marketing. Mr. Aromando was Director of Global Marketing of Roche Diagnostics from 1992 until 1999. In this capacity, he had the responsibility for the business development and marketing for Roche Diagnostics' global on-site drugs of abuse business. From 1988 until 1992 he was Product Manager for American Home Products where he organized a new infectious disease business unit. From 1984 to 1988, he was Director of Sales and Marketing at Diagnostic Technology Inc. where he reorganized the hematology sales and marketing department. From 1978 to 1984, he was a Regional Sales Manager for Litton Bionetics, responsible for a field sales district.

         GERALD MOORE (62) has been a Director of the Company since May 1999. Gerald Moore currently serves as President and CEO of Med-Ox Diagnostics of Canada and BioSys, Inc. Mr. Moore was President of UNIPATH (North America) from 1990 to 1998 when he reached parent-company Unilever's mandatory retirement age. Brooke Bond, Inc. took a majority equity position in MED-OX in 1978 and renamed it Oxoid. In 1980, Mr. Moore opened Oxoid US in Columbus, MD and was appointed President and Chief Executive Officer of both Oxoid CANADA and Oxoid USA. Unilever acquired all of Oxoid International's holdings and subsidiaries in 1984 and changed its name to UNIPATH in 1990. Mr. Moore is a member of the Board of Directors of the Canadian Assoc. of Clinical Microbiology and Infectious Diseases (CACMID); is a Director of the Canadian Clinical Standards Organization, serves on the National Committee for

Clinical Laboratory Standards (NCCLS), is a member of the NCCLS Committee for Antimicrobial Susceptibility testing and Veterinary Diagnostics, is an advisor to the NCCLS Committee on Culture Media, and is a liaison to the Board of Exhibitors of the Interscience Conference on Antimicrobial Agents and Chemotherapy (ICAAC) of the American Society of Microbiology. Mr. Moore received his degree in chemistry and mathematics from Strathclyde University in Glascow, Scotland in 1961.

         DENIS O'DONNELL, M.D. (46) has been a Director of the Company since May 2000. Dr. O'Donnell is currently a Managing Director of Seaside Partners, L.P., the firm which purchased $2,000,000 of Common Shares from the Company in a private placement on April 28, 2000. Since 1986, Dr. O'Donnell has been a Clinical Instructor of Health Science at Northeastern University. From 1984 to 1985 he was a Resident in Surgery at Tufts New England Medical Center. From 1986 to 1991 he served as Director of the Clinical Research Center of Medical and Technical Research Associates, Inc. From 1991 through 1995 he was Vice President of IGI, Inc. From 1995 until 1997 he was President of Novavax, Inc., a company in which he still holds the seat of Chairman of the Board. In addition to the Novavax, Inc. board seat, Dr. O'Donnell is currently a director of ELXSI Corporation (NASDAQ:ELXS), Columbia Laboratories, Inc. (AMEX:COB), Ampersand Medical Corporation (NASDAQ:AMPM), and is also a member of the Associates of Clinical Pharmacology Scientific Advisory Board. He has written and contributed to numerous medical manuscripts, abstracts, and papers. Dr. O'Donnell graduated from Harvard University (A.B./Biology) and from AUC Medical School (M.D.).

         It is the intention of the persons named as proxies in the accompanying proxy, unless instructed otherwise, to vote for the persons nominated by the Board of Directors. If any nominee should become unavailable to serve, the proxy may be voted for the election of such substitute nominee as may be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS.


                                   PROPOSAL 2

                              SHAREHOLDER PROPOSAL
                      WITH RESPECT TO LOANS BY THE COMPANY
                      TO OFFICERS, DIRECTORS AND EMPLOYEES

         William S. Wright, whose address is P.O. Box 121967, Fort Worth, Texas 76121, has requested that the following proposal be included in this Proxy Statement. Mr. Wright has advised the Company that he is the beneficial owner of 34,000 Common Shares of the Company. Mr. Wright's proposal and his related supporting statement are followed by a recommendation of the Board of Directors. The Board of Directors disclaims any responsibility for the content of the proposal and the statement in support of the proposal, which are presented in the form received from the shareholder.

         RESOLVED that the shareholders request the Board of Directors to adopt a corporate policy of not granting loans of corporate funds to officers, directors or employees; not giving a company guarantee to any third party for any loans granted to officers, directors or employees; and to cause any such loans presently outstanding to be repaid within sixty days.

         SUPPORTING STATEMENT: The Company's FY 1998 balance sheet shows a loan of $235,000 to an officer, which at the time represented 4.8% of stockholder equity and 5.2% of working capital. By FY 1999 this loan had increased to $280,000, then representing 9.4% of stockholder equity and 11.7% of working capital. At January 31, 2000 this loan had increased to $338,000, then representing 11.8% of stockholder equity and 15.7% of working capital. Interest of 6% in arrears is not being paid, but is being added to loan principal. In FY 1999 management negligence resulted in a late registration penalty of $225,000, settled by paying $100,000 in cash plus a $125,000 promissory note with an interest rate of 14%. Thus, the directors allowed, and continue to allow, the Company to be in the position of loaning money at 6% while borrowing at 14%. This penalty could have been settled in its entirety by calling the loan to the officer, which is payable on demand, thereby avoiding an additional $100,000 drain on corporate liquidity. The directors' failure to properly address this issue can hardly be disputed. Adoption of this proposal will remedy that failure.

         In view of the Company's desperate need for working capital, as evidenced by continued losses and repeated infusions of fresh equity capital on highly dilutive terms, utilizing double-digit portions of stockholder equity and Company working capital for the purpose of loans to management is a luxury the Company simply cannot afford. This practice is emphatically NOT in the best interest of the Company and its stockholders. The Company is not in business to make loans, particularly at below-market rates and at less than one-half the rate it must pay on its borrowed funds. The very existence of such a loan and its generous terms sets a bad precedent. The situation should be set to rights by making it Company policy to refuse to engage in any way in private financial transactions with officers, directors or employees.

         The stockholders are urged to vote IN FAVOR of this proposal.

RESPONSE OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL. The loans referred to in the shareholder proposal were made to Stan Cipkowski, the Chairman, President and Chief Executive Officer of the Company. The loans are evidenced by a note and bear interest at the rate of 11.5% per annum. The note is payable on demand. Mr. Cipkowski owns 2,329,500 Common Shares of which he has agreed to pledge 1,500,000 Common Shares to the Company as collateral for repayment of this note. Recognizing Mr. Cipkowski's contributions to the Company and that his base salary is below the midpoint of the base compensation for CEOs of comparable companies, each loan was approved by the Board of Directors as part of Mr. Cipkowski's total compensation package. The Company made the loans to Mr. Cipkowski to provide him with the liquidity to meet certain financial obligations without requiring him to sell a significant number of Common Shares into the market.

The Board of Directors believes that making such loans to Mr. Cipkowski was in the Company's shareholders best interests because such loans enabled Mr. Cipkowski to retain his significant ownership interest in the Company continuing the strong alignment between Mr. Cipkowski's financial interests and the financial interests of the Company's shareholders. Further such loans avoided the possible market disruption and corresponding decrease in the market price of the Common Shares that may have been caused by the sale of a significant number of Common Shares by Mr. Cipkowski. The Company's Board of Directors is currently evaluating forms of repayment of this loan which may include cash repayment or repayment through the redemption by the Company of certain of Mr. Cipkowski's Common Shares.

         The Board of Directors relies on the Company's executives and believes that restrictions that decrease the Board's flexibility with respect to executive compensation packages would have a negative effect on long term earnings. The compensation of senior officers is determined by a Compensation Committee of the Board, consisting entirely of independent directors. The Board believes that its compensation policies and programs are fair and reasonable for both employees and shareholders, as described in its report included in this proxy statement.

         In establishing its executive compensation programs, the Company is guided by the basic principles that the Company must offer competitive compensation packages to attract, retain and motivate highly-qualified and experienced executives and other management personnel and that the financial interests of the Company's senior executives should be aligned with the financial interests of stockholders. The Board of Directors believes that the Company's current compensation program is in line with these principles.

         The Board believes that the Company's executive compensation program needs to be competitive with those of companies with which the Company competes for executive talent. If it is not, the Company will be less successful in attracting and retaining the executive talent it needs to become a market leader. To locate and hire qualified individuals, the Company's compensation packages must be both comprehensive and flexible. While such a compensation package will not always attract or retain qualified executives, the Company believes that loans are a necessary and appropriate tool to selectively use in seeking to maximize shareholder value. Although the Board does not currently anticipate making additional loans to Mr. Cipkowski or making similar loans to other executive officers in the future, the Board believes that the discretion to make such loans when the Board deems it in the Company's best interests supports the rejection of the shareholder proposal.

         Accordingly, the Board of Directors UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL. The affirmative vote of a majority of Common Shares participating in the voting on this proposal is required for the adoption of this proposal. Proxies will be voted "AGAINST" this proposal unless instructed otherwise. Abstentions indicated on such a proxy card will not be counted as either "for" or "against" this proposal. "Broker non-votes" specified on proxies returned by brokers holding shares for beneficial owners who have not provided instructions as to voting on this issue will be treated as not present for voting on this issue.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" PROPOSAL 2.

                                   PROPOSAL 3

                        SHAREHOLDER PROPOSAL WITH RESPECT
                     TO CORPORATE INVESTMENTS BY THE COMPANY

         William J. Peters, whose address is 22 Heather Drive, Clifton Park, New York 12065, has requested that the following proposal be included in this Proxy Statement. Mr. Peters has advised the Company that he is the beneficial owner of 10,800 Common Shares of the Company. Mr. Peters' proposal and his related supporting statement are followed by a recommendation of the Board of Directors. The Board of Directors disclaims any responsibility for the content of the proposal and the statement in support of the proposal, which are presented in the form received from the shareholder.

         RESOLVED that the shareholders request the Board of Directors to institute a corporate policy under which corporate assets will be used strictly for corporate operational purposes and will in no way be used for securities speculation, meaning no purchase of equity securities other than company shares or long-term investment in subsidiaries or joint ventures, no margin accounts in company name and no pledging of company assets to secure loans of any type made to third parties. Such policy would limit corporate investments carried as current assets to interest-bearing money market instruments of fixed term.

         SUPPORTING STATEMENT: Note B-Investments, page F-9, in the FY 1999 Annual Report reveals that $634,000 or 83% of current asset investments (at cost) consisted of, at the time, unspecified common stock and mutual fund shares. The unrealized loss on these holdings is unclear, being either $46,000 as shown in Note B or $56,000 as shown on the Balance Sheet on page F-3. Realized losses on investments in FY 1999, from the Income Statement, were $68,000, making total losses for the year from current asset investments at least $114,000. The note also refers to $100,000 used to collateralize a margin account loan, the amount and recipient of the loan proceeds being unspecified. The unaudited financials for 9 mos. January 2000 show an increase of unrealized loss on investments to $60,000 versus cost of $410,000. A company's current asset investments are supposed to be short-term, interest bearing, and essentially riskless assets designed to provide liquidity in financing company operations. Such investments should be deployed to decrease stockholders' risk in owning company shares. It should not be company policy to use such funds for securities speculation, creating an additional level of risk. Stockholder funds have been provided in the hope of achieving profitable operations, which should be the sole and entirely focused effort of management. These funds have not been provided for the purpose of dabbling in the securities markets, particularly on margin.

         The stockholders are urged to vote IN FAVOR of this proposal.

RESPONSE OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.

         Beginning in June 1998 and continuing through July 1999, the Company purchased shares in one closed-end fund with an aggregate purchase price of $463,000 and shares of common stock in five publicly traded companies with an aggregate purchase price of $243,000. The Company, with the advice of an investment advisor, purchased the shares in the closed-end fund in an attempt to increase its rate of return as compared to the rate then being paid on certificates of deposit while minimizing interest rate risks. The Company, again with the advice of an investment advisor, purchased the shares of common stock in the five publicly traded companies in an attempt to realize capital appreciation during the period it held the investments. During the 1999 and 2000 fiscal years, the Company incurred a loss on sale of marketable securities of $68,000 and $122,000, respectively. At April 30, 1999 and 2000, the Company had an unrealized loss with respect to marketable equity securities of $46,000 and $77,000, respectively. At April 30, 2000, the Company had marketable equity securities with a cost of $119,000 and a fair market value of $74,000.

         The Company did not borrow funds under its margin account to purchase equity securities. This margin account was used to advance funds to the Company from the date the Company sold equity securities through the settlement date of the transaction. The advance was then repaid from the proceeds of the sale of the equity securities.

         Although the Company does not currently intend to purchase additional closed-end fund shares or additional equity securities in the market and no longer uses investments to collateralize borrowings under a margin account, the Board of Directors believes that adoption of the Shareholder Proposal is not in the best interests of the Company's shareholders. The Board believes that the adoption of the Shareholder Proposal would unnecessarily restrict the Company's ability to make future strategic investments and might restrict the Company's ability to enter into strategic joint venture or partnering relationships. The Board of Directors exercising its fiduciary duty to act in the best interests of the Company and its shareholders will review, and if appropriate, approve any future material investments in equity securities to be made by the Company.

         Accordingly, the Board of Directors UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL. The affirmative vote of a majority of Common Shares participating in the voting on this proposal is required for the adoption of this proposal. Proxies will be voted "AGAINST" this proposal unless instructed otherwise. Abstentions indicated on such a proxy card will not be counted as either "for" or "against" this proposal. "Broker non-votes" specified on proxies returned by brokers holding shares for beneficial owners who have not provided instructions as to voting on this issue will be treated as not present for voting on this issue.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" PROPOSAL 3.

                                   PROPOSAL 4

                        SHAREHOLDER PROPOSAL WITH RESPECT
                TO THE COMPANY'S ABILITY TO ISSUE PREFERRED STOCK

         Michael Drury, whose address is 718 Sachem Circle, Slingerlands, New York 12159, has requested that the following proposal be included in this Proxy Statement. Mr. Drury has advised the Company that he is the beneficial owner of 15,000 Common Shares of the Company. Mr. Drury's proposal and his related supporting statement are followed by a recommendation of the Board of Directors. The Board of Directors disclaims any responsibility for the content of the proposal and the statement in support of the proposal, which are presented in the form received from the shareholder.

         RESOLVED that the shareholders request the Board of Directors to amend the Company's Certificate of Incorporation so as to cancel the presently authorized five million shares of preferred stock and remove them from the Company's capitalization, the new capitalization to consist only of common stock.

         SUPPORTING STATEMENT: The authorized preferred stock has no restrictions on its terms of issue. The Board, at its complete discretion and without reference to the stockholders, has the authority to issue preferred stock in more than one series or class at any stated value and to fix the terms of each series or class, i.e. dividend rights and rates, conversion or exchange rights, voting rights, terms of redemption and liquidation preference. Let us examine how this reliance on the Board's discretion has worked in practice.

         The 1996 8% Convertible Series A Preferred raised $1.4 million with an initial conversion price of $6.07, equivalent to 247,000 shares. This issue was eventually converted into 633,000 shares, or an equivalent price of $2.22. The 1997 8% Convertible Series B and Series C Preferred issues raised $950,000 with an initial conversion price of $3.50, equivalent to 301,000 shares. These two issues were eventually converted into 386,000 shares, or an equivalent share price of $2.73. The 1998 Series D Convertible Preferred (2500 shares) raised $2.3 million with an initial conversion price of $4.625, equivalent to 541,000 shares. At FY 1999 year-end, 1,093 shares of this issue had been converted to 588,000 shares, an equivalent share price of $1.86. The remaining 1,407 shares may be now have been converted at an even lower share price. Considering only completed conversions, the Board raised $3.3 million with the expectation of issuing 784,000 shares, an equivalent share price of $4.28. In the event, 1,600,000 shares were issued at an equivalent share price of $2.06, causing the common stockholders to suffer substantial unanticipated dilution. Why? Because the terms of all four issues included a "reverse conversion" feature, such that the lower the market price of the common shares, the more shares the preferred holders were entitled to receive upon conversion.

         It is in the interest of the common stock owner to see the price of the stock move up. It is in the interest of the reverse conversation holder to see the price of the stock collapse, and convertible buyers who insist on this feature know well how to serve their interests, as is well illustrated by the outcomes above. Financings of this type pit one class of shareholder against the other. The devastating experience with the Series A Preferred should have been enough, but management went on to do three more of the same. And the original five million preferred shares are still in place, an inexhaustible well. Events suggest that complete Board discretion with this item in the capitalization is unjustified and that both should be abolished.

         The stockholders are urged to vote IN FAVOR of this proposal.

RESPONSE OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL. The Company's certificate of incorporation authorizes the Company's Board of Directors, without the necessity of further shareholder approval, to cause the Company to issue up to 5,000,000 shares of preferred stock from time to time in one or more series, and with such dividend rates and rights, liquidation preferences, voting rights, conversion rights, and redemption rights and such other terms and rights as determined by the Board of Directors.

         The purpose of authorizing preferred stock is to give the Board of Directors greater flexibility in connection with possible future financing requirements and other corporate matters. The Board of Directors believes that the complexity of modern business financing and possible future transactions require greater flexibility in the Company's capital structure than exists when only one class of common shares is authorized. The Board of Directors is permitted to issue preferred stock from time to time for any proper corporate purpose including acquisitions of other businesses or properties and raising of additional capital. Shares of preferred stock can be issued publicly or privately, in one or more series, and each series of preferred stock will rank senior to the Common Shares with respect to various rights. The Company does not currently have any agreements, understandings or arrangements regarding the possible issuance of any preferred stock.

         Possible overall effects on the Company's current shareholders of the issuance of preferred stock include the dilution of such shareholders' ownership in the Company, the prevention of mergers with or business combinations by the Company and in the discouragement of possible tender offers for the Company's Common Shares. On the conversion into Common Shares of shares of preferred stock issued with conversion rights, the common shareholders' voting power and percentage ownership of the Company would be diluted and such issuances could have an adverse effect on the market price of the Company's Common Shares. In addition, the issuance of shares of preferred stock with certain rights, preferences and privileges senior to those held by the Common Shares could diminish the common shareholders' rights to receive dividends declared by the Board of Directors and to receive payments upon the liquidation of the Company.

         If shares of preferred stock are issued, approval by such shares, voting as a separate class, could be required prior to certain mergers with or business combinations by the Company. These factors could discourage attempts to purchase or control the Company even if a change in control might be beneficial to the common shareholders. Moreover, the issuance of voting preferred stock to persons friendly to existing management could make it more difficult to remove incumbent management and managers from office even if such changes might be favorable to the shareholders generally.

         The Board of Directors feels that the flexibility offered by the authorization of preferred stock outweighs its disadvantages. To the extent that the authorization of preferred stock may have anti-takeover effects, the authorization of preferred stock may encourage persons seeking to acquire the Company to negotiate directly with the Board of Directors, enabling the Board to consider the proposed transaction in a nondisruptive atmosphere and to discharge effectively the obligation to act on the proposed transaction in a manner that best serves all of the shareholders' interests. It is the view of the Board of Directors that the authorization of blank check preferred stock should not discourage anyone from proposing a merger or other transaction at a price reflective of the true value of the Company and which is in the best interests of all of the shareholders.

         Accordingly, the Board of Directors UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL. The affirmative vote of a majority of Common Shares participating in the voting on this proposal is required for the adoption of this proposal. Proxies will be voted "AGAINST" this proposal unless instructed otherwise. Abstentions indicated on such a proxy card will not be counted as either "for" or "against" this proposal. "Broker non-votes" specified on proxies returned by brokers holding shares for beneficial owners who have not provided instructions as to voting on this issue will be treated as not present for voting on this issue.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" PROPOSAL 4.



                                   PROPOSAL 5

                        SHAREHOLDER PROPOSAL WITH RESPECT
                       TO THE COMPANY'S STOCK OPTION PLANS

         Joanne M. Peters, whose address is 22 Heather Drive, Clifton Park, New York 12065, has requested that the following proposal be included in this Proxy Statement. Ms. Peters has advised the Company that she is the beneficial owner of 10,000 Common Shares of the Company. Ms. Peters' proposal and her related supporting statement are followed by a recommendation of the Board of Directors. The Board of Directors disclaims any responsibility for the content of the proposal and the statement in support of the proposal, which are presented in the form received from the shareholder.

         RESOLVED that the shareholders request the Board of Directors to amend the terms of all existing stock option plans of the Company such that (1) the exercise price of any option may not be less than the current market price of the Company shares; (2) options exercised shall be settled only for full payment in cash at the time the shares are issued, (3) only officers, directors and employees are eligible for option grants.

         SUPPORTING STATEMENT: Note H (6), page F-15 in the FY 1999 Annual Report explains a FY 1998 charge of $342,000 resulting from issuance of options at less than fair value, as well as a charge of $139,000, or $1.56 per share for 89,000 options issued to a consultant. The high-low range of sales prices for the common stock in FY 1998 was $6.50-$2.69 (see page 14), indicating a windfall for the consultant. In FY 1999, charges connected with options issued to employees, directors, consultants and distributors at less than fair market value amounted to $91,000. This practice is contrary to stockholder interest, is producing no tangible stockholder value and should be abandoned. In fact, current thinking about option pricing holds that options priced at 110%-125% of fair market value provide the best incentive.

         The Company's Fiscal 2000 Non-Statutory Stock Option Plan, Para 6.(d), provides that payment for options exercised may be made "by any means acceptable to the Board". This wording leaves the door open to all manner of abuse of the settlement process and even invites alternatives other than full cash payment at the time of share issuance. An entire industry has sprung up to serve the needs of persons who need cash to exercise options, so there is no reason to provide for means other than full payment in cash for the settlement of options exercised.

         The Company has outgrown the period when issuing options to other than employees, officers or directors is necessary or desirable. The standard for option eligibility, "parties who have made a significant contribution to the business and success of the Company", is far too subjective a measure to justify the dilution stockholders suffer by unfettered option issuance to third parties, who will certainly not subordinate their own interest in favor of company's for the sake of a few options. Even with an issuer's best intentions, issuing options to third parties with no formal ties or allegiance to the Company is a practice too easily subject to fraud and abuse to have a place in corporate policy.

         The stockholders are urged to vote IN FAVOR of this proposal.

RESPONSE OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL.

The purpose and objectives of the Company's Fiscal Year 1997, 1998 and 2000 Non-Statutory Stock Option Plans (the "Option Plans") is to assist the Company in attracting, retaining, and motivating highly qualified talent. The Board of Directors believes that it is becoming increasingly difficult for public companies, especially those in the biotechnology sector, to attract qualified directors, officers, employees, consultants and other advisors (the "Participants") without the flexibility to compensate such individuals by granting stock options.

         The Option Plans provide an economical means of compensating Participants because the grant of stock options requires no cash expenditures by the Company. The Board of Directors does not currently intend to grant options with an exercise price that is less than current market price, and in fact, options have never been granted with an exercise price that was less than the then current market price. Because all of the options granted under the Option Plans have been granted with an exercise price equal to or greater than the current market price of the Company's Common Shares on the date of grant, no value inures to the Participants until the market price of the Common Shares increases, which also benefits the Company's shareholders. Stock options provide the opportunity for the Participants to identify more closely with the financial interests of the Company's shareholders and to share in the financial risks and rewards of stock ownership.

         Each of the Option Plans has been duly approved by the Company's shareholders. Management opposes establishing mandatory restrictions on the Option Plans because such restrictions might seriously impair the flexibility and, in turn, the effectiveness of the Option Plans. The Board of Directors believes that one of the best incentives Participants can be given to increase shareholder value is the grant of stock options. To encourage Participants to exercise their options, the Board of Directors has in the past, and may in the future, permit Participants to exercise their options through a cashless exercise. The Board believes that encouraging Participants to exercise their options and increase their ownership of Common Shares will more closely align the financial interests of the Participants and the Company's shareholders.

         Such option grants have the added benefit of not requiring any cash expenditures by the Company. From time to time, the Company engages consultants and other advisors who provide valuable knowledge and expertise on a project-by-project basis. The ability to compensate consultants and advisors with stock options provides the Company with the necessary flexibility to engage such individuals without incurring significant cash expenditures. The Board of Directors relies on its ability to allocate scarce resources in a way that the Board believes best serves long term shareholder value. Further, the Board believes that the restrictions suggested in the shareholder proposal would affect its ability to allocate the Company's resources and could negatively effect the Company's long term earnings.

         Accordingly, the Board of Directors UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" THIS PROPOSAL. The affirmative vote of a majority of Common Shares participating in the voting on this proposal is required for the adoption of this proposal. Proxies will be voted "AGAINST" this proposal unless instructed otherwise. Abstentions indicated on such a proxy card will not be counted as either "for" or "against" this proposal. "Broker non-votes" specified on proxies returned by brokers holding shares for beneficial owners who have not provided instructions as to voting on this issue will be treated as not present for voting on this issue.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "AGAINST" PROPOSAL 5.


                  SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

         Section 16(a) of the 1934 Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to the Company during, and with respect to, fiscal 2000, the Company believes that during fiscal 2000 its executive officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         At August 16, 2000, the Company had provided loans aggregating $415,000 to Stan Cipkowski, the Company's Chairman of the Board, President and Chief Executive Officer. These loans are evidenced by a note and bear interest at the rate of 11.5% per annum. The note is payable on demand. Mr. Cipkowski has agreed to pledge 1,500,000 of the Company's Common Shares to the Company as collateral. The Company's Board of Directors is currently evaluating forms of repayment of this loan which may include cash repayment or repayment through the redemption by the Company of certain of Mr. Cipkowski's Common Shares.

         The Company has collateralized a bank loan totaling $115,000 for Mr. Cipkowski with a $112,000 certificate of deposit in the bank.

         As of August 16, 2000, the Company has provided a loan in the amount of $380,000 to BioSys, Inc. ("BioSys"). BioSys is a development stage company focusing on developing, manufacturing, marketing and selling proprietary new products for the industrial microbiology testing market. Gerald Moore, a director of the Company, is a stockholder and officer of BioSys. This loan is convertible into shares of common stock of BioSys based on the percentage of the funds provided by the Company through this loan during the two year period ending July 14, 2001 compared to the total amount of funds provided to BioSys by all other investors during this period. The Company's percentage ownership of the outstanding shares of common stock of BioSys is limited to a maximum of 20% based on a maximum of $400,000 that may be provided to BioSys by the Company.


                            PROPOSALS OF SHAREHOLDERS

         A proposal submitted by a shareholder in accordance with applicable rules and regulations for presentation at the Company's Fiscal 2002 Annual Meeting of Shareholders and received at the Company's executive offices no later than May 14, 2002, will be included in the Company's Proxy Statement and form of proxy relating to the Fiscal 2002 Annual Meeting.


                                  OTHER MATTERS

         The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matter requiring a vote of shareholders arise, the proxies confer upon the person or persons entitled to vote the shares represented by such proxies the authority to vote the proxies in their discretion.


                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          /s/ Edmund Jaskiewicz
                                          ------------------------------------
                                          Edmund Jaskiewicz,
                                          Secretary to the Board of Directors

August 16, 2000

                                      PROXY

                   FISCAL 2001 ANNUAL MEETING OF SHAREHOLDERS

                         AMERICAN BIO MEDICA CORPORATION


                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                               OF THE CORPORATION

     The undersigned shareholder of American Bio Medica Corporation, having received the Notice dated August 16, 2000, of the Fiscal 2001 Annual Meeting of Shareholders, hereby nominates, constitutes, appoints and authorizes Stan Cipkowski and Edmund Jaskiewicz, and each of them with full power to act alone, as proxies with full power of substitution, for me and in my name, place and stead, to vote all the Common Shares of said corporation standing in my name on its books on August 16, 2000, at the Fiscal 2001 Annual Meeting of Shareholders to be held at 10:00 A.M. on Wednesday, September 20, 2000 at Herbert's at Birch Hill located at One Celebration Way, Schodack, New York, or at any adjournments thereof, with all the power the undersigned would possess if personally present, as follows:

1. The election of the six (6) nominees listed in the Proxy Statement for the Fiscal 2000 Annual Meeting as directors to serve until the Fiscal 2002 Annual Meeting and until their successors are elected.

     IF YOU WISH YOUR VOTES TO BE CAST FOR ALL OF THE SIX (6) NOMINEES LISTED BELOW, PLACE AN "X" IN THIS BOX [ ]

     IF YOU DO NOT WISH TO VOTE FOR ALL OF THE NOMINEES, LINE OUT THE NAMES OF PERSONS FOR WHOM YOU DO NOT CHOOSE TO VOTE:

     DIRECTORS:       Stan Cipkowski
                      Edmund Jaskiewicz
                      Jay Bendis
                      Robert Aromando
                      Gerald Moore
                      Denis O'Donnell, M.D.

2. The Shareholder Proposal with respect to loans by the Company to officers, directors and employees.

         FOR   /  /              AGAINST   /  /             ABSTAIN  /  /

3. The Shareholder Proposal with respect to corporate investments by the Company.

         FOR   /  /              AGAINST   /  /             ABSTAIN  /  /

4. The Shareholder Proposal with respect to the Company's ability to issue preferred stock.

         FOR   /  /              AGAINST   /  /             ABSTAIN  /  /

5    The Shareholder Proposal with respect to the Company's stock option plans.

         FOR   /  /              AGAINST   /  /             ABSTAIN  /  /

6. Upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

     THIS PROXY CONFERS AUTHORITY TO VOTE FOR ALL OF THE SIX NOMINEES LISTED EVEN THOUGH THE BLOCK IN ITEM 1 IS NOT MARKED UNLESS THE NAMES OF ONE OR MORE PERSONS ARE LINED OUT. THIS PROXY WILL BE VOTED "AGAINST" PROPOSALS 2 THROUGH 5 ABOVE UNLESS "FOR" OR "ABSTAIN" IS INDICATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY SHALL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND THE COST OF SAME IS BORNE BY THE CORPORATION. THIS PROXY MAY BE REVOKED BY WRITING TO THE SECRETARY TO THE BOARD, AMERICAN BIO MEDICA CORPORATION, 122 SMITH ROAD, KINDERHOOK, NEW YORK 12106 OR IN PERSON AT THE FISCAL 2000 ANNUAL MEETING OF SHAREHOLDERS AT ANY TIME PRIOR TO ITS EXERCISE.

          Date:         ________________________________________

          Name:         ________________________________________
                        Beneficial Shareholder (Please Print)

          Address:      ________________________________________
                        ________________________________________
                        ________________________________________

          Signature(s)  ________________________________________
                        ________________________________________
                        (All Shareholders must sign)

     NUMBER OF SHAREHOLDERS VOTING _____________________________

     IF SHARES ARE NOT REGISTERED IN YOUR NAME, PLEASE GIVE THE NAME AND ADDRESS OF THE PERSON OR ENTITY IN WHOSE NAME THEY ARE REGISTERED.

                        ________________________________________
                        ________________________________________
                        ________________________________________

                        (This must be completed if applicable)

     Please date, fill in your complete name and address and sign above exactly as your name or names appear hereon, and return this proxy promptly in the enclosed envelope. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If there is more than one fiduciary, all should sign. All joint owners must sign.